Exhibit B
Executive Officers and Directors of GBL
     Set forth below is the (i) name, (ii) title, (iii) country of citizenship, (iv) principal occupation, (v) principal business address, and (vi) ownership of Shares of Suez S.A. (if any) of each of the executive officers and Directors of GBL. No transactions in the Shares are known to GBL to have been effected by its Directors during the last 60 days.

(i)	Baron Frère
(ii)	CEO, Managing Director and Chairman
(iii)	Belgium
(iv)	CEO, Managing Director and Chairman, GBL
(v)	24 Avenue Marnix, B-1000 Brussels, Belgium
(vi)	2,000 Shares of Suez S.A.

(i)	Paul Desmarais, Sr.
(ii)	Vice-Chairman, Director
(iii)	Canada
(iv)	Chairman of the Executive Committee, Power Corporation of Canada
(v)	751 Square Victoria, Montreal (Quebec), Canada H2Y 2J3
(vi)	None

(i)	Gérald Frère
(ii)	Managing Director
(iii)	Belgium
(iv)	Managing Director, GBL
(v)	24 Avenue Marnix, B-1000 Brussels, Belgium
(vi)	None

(i)	Thierry de Rudder
(ii)	Managing Director
(iii)	France/Belgium
(iv)	Managing Director, GBL
(v)	24 Avenue Marnix, B-1000 Brussels, Belgium
(vi)	2,222 Shares of Suez S.A.

(i)	Victor Delloye
(ii)	Director
(iii)	Belgium
(iv)	Director, General Secretary
(v)	24 Avenue Marnix, B-1000 Brussels, Belgium
(vi)	As a result of indirect holdings with other partners, Victor Delloye may be deemed a beneficial owner of 41,166 Shares of Suez S.A.

(i)	Arnaud Vial
(ii)	Director
(iii)	Canada
(iv)	Senior Vice-president, Finance, Power Corporation of Canada
(v)	751 Square Victoria, Montreal (Quebec), Canada H2Y 2J3
(vi)	416 Shares of Suez S.A. are owned of record by Arnaud Vial’s wife and may be deemed beneficially owned by Arnaud Vial.

(i)	Paul Desmarais, Jr.
(ii)	Director
(iii)	Canada
(iv)	Chairman of the board and co-CEO of Power Corporation of Canada
(v)	759 Square Victoria, Montreal #520 (Quebec), Canada H2Y 2J7
(vi)	2,222 Shares of Suez S.A.

(i)	Aimery Langlois-Meurinne
(ii)	Director
(iii)	Switzerland
(ii)	Director, General Manager, Pargesa Holdings SA
(iii)	11 Grand Rue, 1204 Geneva, Switzerland
(iv)	None

(i)	Michel Plessis-Bélair
(ii)	Director
(iii)	Canada
(iv)	Vice-Chairman and Chief Financial Officer, Power Corporation of Canada
(v)	751 Square Victoria, Montreal (Quebec), Canada H2Y 2J3
(vi)	None

(i)	Gilles Samyn
(ii)	Director
(iii)	Belgium
(iv)	Managing Director, CNP
(v)	12 Rue de la Blanche Borne, 6280 Loverval, Belgium
(vi)	None

(i)	Amaury de Sèze
(ii)	Director
(iii)	France
(iv)	Chairman of the supervisory board of PAI Partners
(v)	43, Avenue de l’Opéra, 75002 Paris, France
(vi)	None

(i)	Jean-Louis Beffa
(ii)	Director
(iii)	France
(iv)	Chairman, General Manager, Saint-Gobain
(v)	“Les Miroirs” 18 avenue d’Alsace, Cedex 27, 92096 Paris la Défense, France
(vi)	None

(i)	Count Maurice Lippens
(ii)	Director
(iii)	Belgium
(iv)	Chairman of Fortis
(v)	20 rue Royale, 1000 Brussels, Belgium
(vi)	None

(i)	Baron Stéphenne
(ii)	Director
(iii)	Belgium
(iv)	Director, Glaxosmithkline
(v)	89 rue de l’Institut, 1330 Rixensart, Belgium
(vi)	None